SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 4, 2006

Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-11740	84-0872291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Sixth Avenue

Lakewood, Colorado 80228

(Address of principal executive offices, including zip code)

303-987-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

As used in this report, “we”, “us”, “our”, and the “Company” refer to Mesa Laboratories, Inc., a Colorado corporation.

On May 4, 2006, the Company, Raven Biological Laboratories, Inc., a Nebraska corporation (“Raven”), and each of the shareholders of Raven (the “Raven Shareholders”) entered into a Share Exchange Agreement (the “Agreement”) pursuant to which the Company will acquire from the Raven Shareholders all 822,223 shares of the Raven $0.01 par value common stock (the “Raven Common Stock”) that are issued and outstanding in exchange (the “Share Exchange”) for the issuance by us of shares of our no par value common stock (the “Mesa Common Stock”) valued at $3,250,000 and the payment by us of an aggregate of $3,500,000 (which includes a holdback amount of $250,000) to the Raven Shareholders.

If the Share Exchange is consummated, Raven will become a wholly-owned subsidiary of the Company. Raven is a manufacturer of biological products used in the sterilization process of hospitals, dentists and other medical related professions. Raven derives substantially all of its revenue from sales of spore strips and ampoules to medical related businesses.

The consummation of the Share Exchange is subject to certain terms and conditions customary for transactions of this type. In addition, pursuant to the terms of the Agreement, each party has agreed to indemnify the other for an agreed-upon period following the closing for losses arising from, among other things, such party’s breach of its representations, warranties or covenants under the Agreement and certain other matters, subject to limitation in accordance with an agreed-upon minimum and cap on indemnifiable losses.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 4, 2006, we completed the Share Exchange pursuant to the Agreement on the terms as set forth in Item 1 above. Please refer to Item 1 above for a description of the material terms and conditions of the Share Exchange. Pursuant to the Agreement, the cash proceeds paid at closing were adjusted for the holdback amount, shareholder notes, shareholder expenses and other credits.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company issued an aggregate of 223,243 shares of its no par value common stock to the Raven Shareholders, along with the payment of an aggregate of $2,606,246.02 in cash (excluding $250,000 which was withheld as a holdback amount and deposited into escrow), in exchange for 100% of the common stock of Raven.

The issuance of the shares to the Raven Shareholders pursuant to the Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the closing of the Share Exchange on May 4, 2006, Robert V. Dwyer was appointed to serve as a director on our board of directors. At this time, Mr. Dwyer has not been and is not expected to be appointed to any committees of our board of directors.

During the past two years, other than in connection with the following completed transaction, Mr. Dwyer has not been a party to any transaction with us in which he had or is to have a direct or indirect material interest: Pursuant to the Agreement and the Share Exchange and as a shareholder of Raven, Mr. Dwyer received 182,460 shares of our common stock and cash consideration of $2,130,922.44 (not including his pro-rata share of $250,000 which has been reserved in a holdback account in accordance with the terms of the Agreement) in exchange for his 613,000 shares of Raven common stock.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements Of Businesses Acquired.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed. The Registrant believes that the required financial statements will be available no later than July 20, 2006. The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed).

(b)	Pro Forma Financial Statements.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed. The Registrant believes that the required financial statements will be available no later than July 20, 2006. The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed).

(c)	Shell company transactions.

Not applicable.

(a)	Exhibits.

Exhibit Number	Description
99.1	Financial statements of Raven Biological Laboratories, Inc. for the year ended October 31, 2004.*

99.2	Financial statements of Raven Biological Laboratories, Inc. for the five months ended March 31, 2005 and 2004 (unaudited).*

99.3	Unaudited pro forma combined financial statements of Raven Biological Laboratories, Inc., as of and for the 12 months ended March 31, 2005.*

99.4	Share Exchange Agreement by and among Mesa Laboratories, Inc., Raven Biological Laboratories, Inc. and the Raven Biological Laboratories, Inc. Shareholders dated as of May 4, 2006.

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Registrant)

Date: May 10, 2006	By:	/s/ Luke R. Schmieder
Luke R. Schmieder, President and CEO